SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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September 04, 2015

Dear Shareholder,

We need your vote by September 18th

Who are we?

JOHCM Funds is a mutual funds business and is part of the J O Hambro Capital Management Group (JOHCM), a SEC-registered investment management company with offices in Boston, Philadelphia, and New York. You can find out more about us and our mutual funds at www.johcm.com.

Why are we writing you?

You have an investment in the JOHCM International Select Fund, either directly or through a financial intermediary, such as a Registered Investment Adviser, bank, or broker / dealer. A package or e-mail from JOHCM Funds containing information related to the September 18th special meeting of shareholders was previously sent to you. We need your vote to support a proposal to allow JOHCM Funds greater flexibility in how our funds are sold to new investors.

How does this benefit me?

Approving the proposal to adopt what is known as a Rule 12b-1 Plan will, if enough votes are received in favor, enable the JOHCM mutual funds to be sold more widely. This may benefit you as an existing fund shareholder by increasing the size of JOHCM funds, which helps reduce the annual operating expenses per share and therefore potentially lowers costs for all fund shareholders. Using a Rule 12b-1 Plan is accepted industry practice and is recognized by the SEC. Approval of the Rule 12b-1 Plan will not increase your maximum costs as a fund shareholder, nor will it change how your mutual fund is managed by us.

Information regarding the special meeting can be found in the proxy statement and Q & A which are available on our website at www.johcm.com. If you have any proxy related questions, please call 1-800-361-2782 for assistance. Representatives are available between the hours of 9 a.m. and 10 p.m. Eastern Time.

How do I vote?

There are four convenient methods for casting your proxy and voting ‘For’ the proposal. You can quickly vote, without incurring any charges, via any one of the following methods:

1.	Vote by phone: Call one of our proxy specialists toll-free at 1-800-361-2782, Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time. You will need the control number, which can be found on your proxy card(s) enclosed with this letter.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four methods listed above to ensure that your vote is recorded by September 18th.

We very much appreciate your attention to this matter and your support of JOHCM Funds.

Sincerely,

/s/ Dana A. Gentile

Dana A. Gentile

Secretary

NOBO

September 04, 2015

Dear Shareholder,

We need your vote by September 18th

Who are we?

JOHCM Funds is a mutual funds business and is part of the J O Hambro Capital Management Group (JOHCM), a SEC-registered investment management company with offices in Boston, Philadelphia, and New York. You can find out more about us and our mutual funds at www.johcm.com.

Why are we writing you?

You have an investment in the JOHCM International Select Fund, either directly or through a financial intermediary, such as a Registered Investment Adviser, bank, or broker / dealer. A package or e-mail from JOHCM Funds containing information related to the September 18th special meeting of shareholders was previously sent to you. We need your vote to support a proposal to allow JOHCM Funds greater flexibility in how our funds are sold to new investors.

How does this benefit me?

Approving the proposal to adopt what is known as a Rule 12b-1 Plan will, if enough votes are received in favor, enable the JOHCM mutual funds to be sold more widely. This may benefit you as an existing fund shareholder by increasing the size of JOHCM funds, which helps reduce the annual operating expenses per share and therefore potentially lowers costs for all fund shareholders. Using a Rule 12b-1 Plan is accepted industry practice and is recognized by the SEC. Approval of the Rule 12b-1 Plan will not increase your maximum costs as a fund shareholder, nor will it change how your mutual fund is managed by us.

Information regarding the special meeting can be found in the proxy statement and Q & A which are available on our website at www.johcm.com. If you have any proxy related questions, please call 1-800-361-2782 for assistance. Representatives are available between the hours of 9 a.m. and 10 p.m. Eastern Time.

How do I vote?

There are three convenient methods for casting your proxy and voting ‘For’ the proposal. You can quickly vote, without incurring any charges, via any one of the following methods:

1.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four methods listed above to ensure that your vote is recorded by September 18th.

We very much appreciate your attention to this matter and your support of JOHCM Funds.

Sincerely,

/s/ Dana A. Gentile

Dana A. Gentile

Secretary

OBO